Exhibit (d)(13)

AMENDMENT TO THE CLASS W MANAGEMENT FEE
WAIVER/REIMBURSEMENT AGREEMENT FOR CERTAIN TIAA-CREF FUNDS

This AMENDMENT, dated September 30, 2020, to the Class W Management Fee Waiver/Reimbursement Agreement for Certain TIAA-CREF Funds (the “Agreement”), dated as of October 1, 2018, by and between the TIAA-CREF Funds (the “Trust”), on behalf of each of the series of the Trust listed in Exhibit A to the Agreement (collectively, the “Underlying Funds”), and Teachers Advisors, LLC (“Advisors”).

WHEREAS, the Trust has established two additional series, the TIAA-CREF Lifecycle 2065 Fund and the TIAA-CREF Lifecycle Index 2065 Fund (collectively, the “Funds”), and the Trust and Advisors would like to add each Fund as an “Investing Fund,” as listed in Exhibit B to the Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

The existing Exhibit B of the Agreement shall be replaced in its entirety with the attached updated Exhibit B.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Underlying Funds

By:

Title:

TEACHERS ADVISORS, LLC

By:

Title:

EXHIBIT B: Investing Funds

Lifecycle Retirement Income Fund

Lifecycle 2010 Fund

Lifecycle 2015 Fund

Lifecycle 2020 Fund

Lifecycle 2025 Fund

Lifecycle 2030 Fund

Lifecycle 2035 Fund

Lifecycle 2040 Fund

Lifecycle 2045 Fund

Lifecycle 2050 Fund

Lifecycle 2055 Fund

Lifecycle 2060 Fund

Lifecycle 2065 Fund

Lifecycle Index Retirement Income Fund

Lifecycle Index 2010 Fund

Lifecycle Index 2015 Fund

Lifecycle Index 2020 Fund

Lifecycle Index 2025 Fund

Lifecycle Index 2030 Fund

Lifecycle Index 2035 Fund

Lifecycle Index 2040 Fund

Lifecycle Index 2045 Fund

Lifecycle Index 2050 Fund

Lifecycle Index 2055 Fund

Lifecycle Index 2060 Fund

Lifecycle Index 2065 Fund